CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 2, 2018 with respect to the financial statements of Northsight Capital, Inc. and the use of our report dated April 6, 2018 with respect to the financial statements of Crush Mobile, LLC in Northsight Capital, Inc.’s registration statement on Form S-1/A-5 relating to the registration of 39,286,533 shares of common stock. We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

October 5, 2018